Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-160147) of our report dated March 24, 2010 on our audits of the consolidated financial statements and schedule of eMagin Corporation as of December 31, 2009 and 2008, and for each of the years in the three year period ended December 31, 2009. In addition, we consent to the reference to our firm as “Experts” in the registration statement.

/s/ Eisner LLP

Eisner LLP

New York, New York

April 14, 2010